UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2017

Icagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Blvd., Suite 350

Research Triangle Park,

Durham, NC 27703

(Address of principal executive offices)

(zip code)

(919) 941-5206

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 12, 2017, Icagen, Inc. (the “Company”) sold in a private placement offering (the “Offering”) to three (3) investors, which included two members of the Board of Directors, pursuant to a securities purchase agreement entered into with each investor (the “Purchase Agreements”), 150 units at a price of $10,000 per unit (the “Units”) consisting of a note (the “Note”) in the principal amount of $10,000 and a five year warrant (the “Warrants”) to acquire 1,500 shares of the Company’s common stock, par value, $0.001 per share (“Common Stock”), at an exercise price of $3.50 per share. The aggregate gross cash proceeds to the Company from the sale of the 150 Units was $1,500,000.

The Notes bear interest at a rate of 8% per annum and mature on the earlier of (i) the date that is thirty (30) days after the date of issuance or (ii) the closing of the Company’s next debt financing. Pursuant to a Security and Pledge Agreement the Notes are secured by a lien on all of the current assets of the Company (excluding the equity of and assets of the Company’s wholly owned subsidiary, Icagen-T, Inc.). Amounts overdue bear interest at a rate of 1% per month.

The Warrants have an initial exercise price of $3.50 per share and are exercisable for a period of five years from the date of issuance. Each Warrant is exercisable for one share of Common Stock, which resulted in the issuance of Warrants exercisable to purchase an aggregate of 225,000 shares of Common Stock. The Warrants are subject to adjustment in the event of stock splits and other similar transactions. The investors have the right to exchange the Warrants for a like number of warrants to be issued in the Company’s next debt financing.

The Company retained Taglich Brothers, Inc. as the exclusive placement agent for the Offering (the “Placement Agent”). In connection therewith, the Company agreed to pay the placement agent a six percent (6%) commission from the gross proceeds of the Offering (excluding $500,000 invested by the Company’s Chairman of the Board of Directors, Timothy Tyson) for a total commission of $60,000. The Company also issued the Placement Agent the same warrant that the investors received exercisable for an aggregate amount of 25,000 shares of Common Stock at an exercise price of $3.50 per share (2,500 shares of Common Stock for each $100,000 in principal amount of Notes sold, excluding Notes sold to the Chairman) (the “Placement Agent Warrants”). The Placement Agent has the right to exchange the Placement Agent Warrants for a like number of warrants to be issued to the lender in the Company’s next debt financing.

The foregoing descriptions of the Note, the Warrant, the Purchase Agreement and the Security and Pledge Agreement are qualified in their entirety by reference to the full text of the forms of the Note, the Warrant, the Purchase Agreement, and the Security and Pledge Agreement, copies of each of which are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 and made a part hereof.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 and made a part hereof. None of the Notes or Warrants sold in the Offering or the Placement Agent Warrants nor the shares of Common Stock underlying the Warrants or the Placement Agent Warrants were registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and they were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Note Issued to Investors
4.2	Form of Warrant Issued to Investors
10.1	Form of Securities Purchase Agreement between Icagen, Inc. and Investors
10.2	Form of Security and Pledge Agreement between Icagen, Inc. and Investors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2017	ICAGEN, INC.

	By:	/s/ Mark Korb
	Name:	Mark Korb
	Title:	Chief Financial Officer

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